Exhibit 99.1
NEUSTAR, INC.
2009 PERFORMANCE ACHIEVEMENT REWARD PLAN
1. PURPOSE
     The purpose of this Plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of the Company or its Subsidiaries. This Plan is effective for calendar years of the Company commencing on or after January 1, 2009, subject to approval by the stockholders of the Company in accordance with the laws of the State of Delaware.
2. DEFINITIONS
     Unless the context otherwise requires, the words that follow shall have the following meaning:
     (a) “Award” — shall mean the Performance Award awarded under the Plan.
     (b) “Board” — shall mean the Board of Directors of the Company.
     (c) “Change of Control” — shall have the meaning set forth in Exhibit A hereto.
     (d) “Code” — shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.
     (e) “Code Section 162(m)” — shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.
     (f) “Code Section 409A” — shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.
     (g) “Code Section 409A Change of Control” — shall mean a Change of Control hereunder that constitutes a “change in control event” as defined under Treas. Reg. §1.409A-3(i)(5) under Code Section 409A.
     (h) “Company” — shall mean NeuStar, Inc. and any successor by merger, consolidation or otherwise.
     (i) “Committee” — shall mean the Compensation Committee of the Board or such other committee of the Board that is appointed by the Board to administer this Plan, all of whose members shall satisfy the requirements to be “outside directors,” as defined under Code Section 162(m).
     (j) “Common Stock” — means the Class A Common Stock, $0.001 par value per share, of the Company.

     (k) “Individual Target Award” — shall mean the targeted Performance Award for a Performance Period as specified by the Committee in accordance with Section 5 hereof.
     (l) “Participant” — shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, as eligible to receive an Award in accordance with this Plan.
     (m) “Performance Award” — shall mean the amount paid or payable under Section 6 hereof.
     (n) “Performance Goals” — shall mean the objective performance goals, formulae and standards described in Section 6 hereof.
     (o) “Performance Period” — shall mean the period (as specified by the Committee) over which achievement of the Performance Goals is to be measured.
     (p) “Plan” — shall mean the NeuStar, Inc. 2009 Performance Achievement Reward Plan.
     (q) “Plan Year” — shall mean a calendar year of the Company.
     (r) “Pro Rata” — shall mean a portion of an Award based on the number of days employed during a Performance Period as compared to the total number of days in the Performance Period.
     (s) “Subsidiary” — shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) that is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.
3. ADMINISTRATION AND INTERPRETATION OF THE PLAN
     The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the Performance Goals and Performance Period for Awards within the Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof; (v) certify attainment of Performance Goals and other material terms; (vi) reduce (but not increase) Awards as provided herein; (vii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (viii) adopt, amend and rescind rules and regulations relating to the Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).
     All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith. Payments under the Plan are intended to comply with or be exempt from Code Section 409A, and, to the maximum extent permitted, this Plan shall be construed and interpreted to be in compliance therewith or exempt therefrom.
4. ELIGIBILITY AND PARTICIPATION
     (a) For each Performance Period, the Committee shall select the employees of the Company and/or its Subsidiaries who are to participate in the Plan from among the executive employees of the Company and/or its Subsidiaries.
     (b) No person shall be entitled to any Award under this Plan for a Performance Period unless the individual is designated as a Participant for that Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).
5. INDIVIDUAL TARGET AWARD
     For each Participant for each Performance Period, the Committee may, in its sole discretion, specify an Individual Target Award. The Individual Target Award may be expressed, at the Committee’s sole discretion, as a fixed dollar amount, a percentage of base pay, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for an employee for a Performance Period shall not imply or require that the same level or any Individual Target Award be set for any subsequent Performance Period. At the time the Performance Goals are established (as provided in Section 6.2 below), the Committee shall prescribe a formula to be used to determine the percentages (which may be greater than one-hundred percent (100%)) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period, subject to the limitation set forth in Section 6.5 below. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the Performance Goals.
6. PERFORMANCE AWARD PROGRAM
     6.1 PERFORMANCE AWARDS. Subject to the satisfaction of any conditions on payment imposed by the Committee, each Participant shall be eligible to receive up to the achieved percentage of his or her Individual Target Award for the relevant Performance Period

(or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 6.2 and the formula established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.
     6.2 OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS. The Committee in its sole discretion shall establish the objective performance goals, formulae or standards and the Individual Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals is substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by generally accepted accounting principles (“GAAP”) and identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent any such provision would create impermissible discretion under Code Section 162(m) or would otherwise violate Code Section 162(m), such provision shall be of no force or effect. The Performance Goals shall be based on one or more of the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any Subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with GAAP or adjusted to exclude any or all GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators (including customer satisfaction), new product invention or innovation, improvements in productivity, attainment of objective operating goals, and employee metrics (including employee satisfaction).
     In addition, the Performance Goals may be based upon the attainment of specified levels of Company (or Subsidiary, business segment, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

     To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria on which the Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in the Company’s regular reports on Forms 10-K and 10-Q).
     6.3 GAAP. Except as otherwise provided herein, the measures used in Performance Goals set under the Plan shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q.
     6.4 DEVIATIONS FROM GAAP. To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.
     6.5 MAXIMUM PERFORMANCE AWARD. The maximum Performance Award payable to a Participant with respect to any one Plan Year in a Performance Period shall not exceed $2,000,000. For any Performance Period of more than one Plan Year, the maximum Performance Award limit shall be increased on a pro rata basis.
     6.6 PAYMENT DATE; COMMITTEE CERTIFICATION. Performance Awards will be paid as soon as administratively feasible in the calendar year after the calendar year in which the Performance Period in which they are earned is completed, but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or Change in Control of the Company) were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Performance Period to which the Performance Award relates in accordance with any deferred compensation program applicable to such Participant. The Committee shall use its reasonable business efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2 1/2) months after the end of the relevant Performance Period. Any Performance Award deferred by a Participant shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). The Committee may provide prior to the beginning of the Performance Period that payment of any Performance Award shall be deferred and may place such additional conditions on payment thereof as it shall determine in its sole discretion. The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program. To the extent applicable, any deferral under this section is, or shall be made in a manner, intended to comply with the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in a manner so as to comply therewith.
     6.7 FORM OF PAYMENT. In the sole discretion of the Committee, Performance Awards may be paid in whole or in part in cash or Common Stock, provided that any Common Stock shall be used only if payment of such Common Stock is a permitted award under another plan maintained by the Company that was approved by the stockholders of the Company.

7. PARTIAL AWARDS
     The Committee, in its sole and absolute discretion, may, but is not required to (except as provided below or in an Award) make a full, Pro Rata or other Award (but not in excess of the maximum achievable Award for the relevant Performance Period) to a Participant for a Performance Period as the Committee deems appropriate in the event of the Participant’s death, disability, retirement, other termination of employment or a Change of Control during the Performance Period or after the end of the Performance Period, provided that any Award not based on actual achievement of the Performance Goals for the Performance Period may only may be made in the case of death, disability or Change of Control during the Performance Period.
     To the extent permitted under, and in accordance with, Code Section 162(m) and Code Section 409A, the Committee may provide for in an Award (or a permitted modification of an Award) that upon a Section 409A Change of Control of the Company or the Participant’s death or disability while employed by the Company, the Company will make payment of an amount at the time of, or a specified time after, the event (whether or not based on actual achievement of the Performance Goals or a portion of the Performance Goals but not in excess of the maximum achievable Award for such Performance Period), with or without an additional payment thereafter based on actual achievement of Performance Goals.
8. NON-ASSIGNABILITY
     No Award under this Plan or payment thereof nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.
9. NO RIGHT TO EMPLOYMENT
     Nothing in the Plan or in any notice of an Award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any person.
10. AMENDMENT OR TERMINATION
     The Company reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of this Plan at any time; provided, however, that no such amendment shall, without the prior approval of the stockholders of the Company in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) alter the Performance Goals as set forth in Section 6.2; (ii) change the class of eligible employees set forth in Section 4(a); (iii) alter the maximum Performance Award limitation set forth in Section 6.5; or (iv) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award otherwise earned and payable hereunder.
11. SEVERABILITY
     In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.
12. WITHHOLDING
     The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state and/or local income or other taxes incurred by reason of payments pursuant to the Plan.
13. GOVERNING LAW
     This Plan and any amendments thereto shall be construed, administered and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

EXHIBIT A
     For purposes of this Plan, a “Change of Control” shall mean any of the following events: (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation; (ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director; (iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction; (iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or (v) the acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Securities Exchange Act of 1934 of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Securities Exchange Act of 1934.